Exhibit 5.1

August 25, 2015

IsoRay, Inc.

350 Hills Street, Suite 106

Richland, WA 99354

Re:	IsoRay, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to IsoRay, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed today by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the Company of up to a maximum of $20,000,000 aggregate initial offering price of a presently indeterminate amount of the following securities (each a “Security” and collectively, or in any combination, the “Securities”):

(i)          shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii)         preferred stock purchase rights associated with the Common Stock (the “Rights”) to be issued pursuant to the Rights Agreement (as defined below);

(iii)        one or more classes or series of shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iv)        warrants representing the rights to purchase shares of Common Stock or Preferred Stock (the “Warrants”); and

(v)         units representing Common Stock and Rights, Preferred Stock, Warrants or any combination(s) thereof (each a “Unit” and collectively the “Units”).

The opinions contained in this opinion letter are delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities may be issued and sold by the Company, from time to time on a delayed or continuous basis pursuant to applicable provisions of Rule 415 under the Securities Act, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale, and as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (each, a “Prospectus Supplement”).

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You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s Articles of Incorporation, as amended or supplemented (the “Articles of Incorporation”), (iv) the Company’s Bylaws, as amended (the “Bylaws”), (v) records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and (vi) the Rights Agreement (the “Rights Agreement”) dated February 1, 2007 between the Company and Computershare Trust Company N.A. (the “Rights Agent”). We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

We have assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company of the Securities, and the performance of its obligations under the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments that are listed on the Exhibit Index in Part II of the Registration Statement), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact, that the Board of Directors will have taken all action necessary to set the issuance price of the Securities to be offered and sold and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have not independently verified any of these assumptions.

August 25, 2015

The opinions expressed in this opinion letter are limited to (i) the General Corporation Law of the State of Minnesota (the “MGCL”) and the applicable provisions of the Minnesota Constitution and the reported judicial decisions interpreting such statute and provisions, and (ii) federal laws of the United States of America to the extent referred to specifically herein (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion herein concerning any other laws. We are not engaged in the practice of law in the State of Minnesota; however, we are generally familiar with the MGCL as currently in effect and have made such inquiries as we consider necessary to render the opinion contained herein. We assume no obligations to revise or supplement this opinion in the event of future changes in such laws or in the interpretations thereof or such facts.

All references in this opinion letter to the Board of Directors of the Company are intended to include an authorized committee thereof empowered and authorized to act under the MGCL in lieu of the full Board of Directors of the Company.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth below, we are of the opinion that:

1.            With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) when the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Articles of Incorporation and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) when certificates in the form required under the MGCL representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

August 25, 2015

2.            With respect to the Rights, when the actions with respect to the Common Stock referred to in paragraph 1. above have been taken, and assuming (a) the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and (c) the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Common Stock will be validly issued.

3.            With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation or Amendment to the Articles of Incorporation for the Offered Preferred Shares in accordance with the applicable provisions of the MGCL (the “Certificate of Designation”); (v) the filing of the Certificate of Designation or Amendment, as applicable with the Secretary of State of the State of Minnesota has duly occurred; (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Articles of Incorporation, including the Certificate of Designation or Amendment, as applicable relating to the Offered Preferred Shares, and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vii) certificates in the form required under MGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

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4.            With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Articles of Incorporation and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance, (vii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5.            With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering or in a best efforts placement offering, the underwriting agreement or placement agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Securities which are components of such Offered Units, the terms of the offering thereof and related matters, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Articles of Incorporation and the Bylaws so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Securities that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

August 25, 2015

The opinions set forth above are subject to the following additional assumptions:

(i)          the Registration Statement, any amendments thereto (including post-effective amendments), will have been declared effective under the Securities Act and such effectiveness shall not have been terminated, suspended or rescinded;

(ii)         all Securities will be issued and sold in compliance with applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein;

(iii)        in the case of an agreement pursuant to which any Securities are to be issued or governed, there will have been no additions, deletions or modifications of the terms or provisions contained in the forms thereof included as exhibits to the Registration Statement that would affect the validity of any of the opinions rendered herein;

(iv)        a definitive purchase, underwriting or similar agreement and any other necessary agreements with respect to any Securities offered or issued will have been duly authorized and duly executed and delivered by the Company and the other parties thereto;

(v)         in the case of any underwriting or purchase agreement, Warrant Agreement, certificate of designation, amendment to the Articles of Incorporation, or other agreement pursuant to which any Securities are to be issued or governed, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(vi)        the final terms of any of the Securities (including any Securities comprising the same or subject thereto), and when issued, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or respect thereof in accordance with the terms thereof, and any consideration received by the Company for any such issuance, sale and delivery, will comply with, and will not violate, the Articles of Incorporation or Bylaws or any applicable law, rule or regulation, or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject or violate any applicable public policy, or be subject to any defense in law or equity;

(vii)       the Company shall have taken any action required to be taken by the Company, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization), the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Articles of Incorporation and Bylaws (subject to the further assumption that neither the Articles of Incorporation nor Bylaws have been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization); (viii) there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), as the case may be; and

August 25, 2015

(viii)      to the extent they purport to relate to liabilities resulting from or based upon gross negligence, recklessness or other conduct committed or omitted willfully or in bad faith or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

With respect to the Rights, (i) our opinions thereon do not address the determination of a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we have assumed that the Board of Directors of the Company acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement, and (iii) this opinion addresses the validity of the Rights and the Rights Agreement in their entirety, and we render no opinion as to the validity of any particular provision of the Rights Agreement or of Rights issued thereunder or as to the effect of the exercise by the Company of its rights under each such provision on the validity of the Rights Agreement and the Rights in their entirety.

To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of our opinions thereon that the Warrant Agent thereunder will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

The opinions set forth above in numbered paragraphs (1) through (5) are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

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We express no opinion as to any provision in any Warrant Agreement, stock purchase contract, unit purchase agreement, other agreement pursuant to which any Securities are to be issued or governed, or the Articles of Incorporation or Bylaws (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that releases, exculpates or exempts a party from, or requires indemnification or contribution of a party for, liability for its own negligence or misconduct; (iv) that purports to allow any party to unreasonably interfere in the conduct of the business of another party; (v) that purports to require any party to pay any amounts due to another party without a reasonable accounting of the sums purported to be due; (vi) that purports to prohibit the assignment of rights that that may be assigned pursuant to applicable law regardless of an agreement not to assign such rights; (vii) that purports to require that amendments to any agreement be in writing; (viii) relating to powers of attorney, severability or set-off; (ix) that purports to limit access exclusively to any particular courts; (x) that provides a waiver of stay, extension or usury laws or of unknown future rights; and (xi) providing that decisions by a party are conclusive or may be made in its sole discretion. We express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs (1) through (5) above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Gallagher & Kennedy, P.A.